Exhibit 99.17

AGREEMENT made as of this 1st day of December, 1954, among ALVIN S. LANE, residing at 5355 Henry Hudson Parkway, Riverdale, New York (hereinafter called the “Agent”); LAWRENCE A. WIEN, residing at Weston Road (no street number), Weston, Connecticut; JOSEPH BATEN, residing at 301 East 36th Street, Paterson, New Jersey; SOPHIE D. COHEN, residing at 552 Beach 131st Street, Belle Harbor, New York; JOSEPH GELFMAN, residing at 1206 Sage Street, Far Rockaway, New York; ARTHUR BERNHARD, residing at Lincoln Avenue (no street number), Purchase, New York; JEANNE Z. EILEN, residing at 866 Dickens Street, Woodmere, New York; PAUL GAIER, residing at 104 Sheridan Avenue, Mount Vernon, New York; LILLIAN M. GELFMAN, residing at 889 Princeton Road, Woodmere, New York; ROSE GLICKMAN, residing at 11 Riverside Drive, New York, New York; MIRIAM HARPER, residing at 63 The Oaks, Roslyn Estates, New York; SAMUEL HASSON, residing at 708 Hinsdale Street, Brooklyn New York; LUCILLE HORN, residing at 754 Clinton Avenue, Bridgeport, Connecticut; CELIA JOACHIM, residing at 221 Linden Boulevard, Brooklyn, New York; LOUIS J. NEWMAN, residing at 880 Fifth Avenue, New York, New York; CORTLAND N. O’DAY, residing at 45 North Bayles Avenue, Port Washington, New York; OSWALD M. RESEN, residing at 138-28 82nd Avenue, Kew Gardens, New York; GERTRUDE RIEUR, residing at 73 Margaret Avenue, Lawrence, New York; CHARLES SEINIGER, residing at 575 Park Avenue, New York, New York; JOHN N. WEBER, residing at 49 Locust Street, Garden City, New York; SONYA L. ABELOFF, residing at 140 West 86th Street, New York, New York; GEORGANNE ALDRICH, residing at 310 East 44th Street, New York, New York; MONROE C. I. APFELBAUM, residing at 284 Central Avenue, Lawrence, New York; RUTH BIRNBAUM, residing at 120 Woodlawn Avenue, New Rochelle, New York; BERNARD A. BLOOM, residing at 2739 Webb Avenue, Bronx, New York; ALBERT W. COMPTON, residing at 201 Bermuda Lane, Palm Beach, Florida; JOSEPH J. CRESPI, residing at Eight Woodleigh Road, Dedham, Massachusetts; IRVING DANIELS, residing at 985 Benton Road, Woodmere, New York; NETTIE DANIELS, residing at 919 Park Place, Brooklyn, New York; MARION G. DRUKATZ, residing at 520 East 90th Street, New York, New York; HERMAN EHRLICH, residing at 202 South Main Street, Manville, Mew Jersey; SOPHIE EHRLICH, residing at 333 Harrison Avenue, Harrison, New Jersey; RONNY ESCOL, residing at 813 Venetian Way, Miami, Florida; ESTHER FISHER, residing at 247 Bay 17th Street, Brooklyn, New York; ESTHER B. FREITAG, residing at 1394 Briarwood Drive, N.E., Atlanta, Georgia; BELLE GAIER, residing at 104 Sheridan Avenue, Mount Vernon, New York; IDA GELFMAN, residing at 10-56 Neilson Street, Far Rockaway, New York; HARRY GOLDBERG, residing at 10 Cooper Street, New York, New York; CECELIA GOODSTEIN, residing at 300 Fort Washington Avenue, New York, New York; LEO B. HANAFEE, residing at Old Greenwich (no street address), Connecticut; ARTHUR S. HIRSCH, residing at 1308 East 49th Street, Brooklyn, New York; GEORGETTE HUBERMAN, residing at 310 Highland Boulevard, Brooklyn, New York; LEONARD S. IGSTAEDTER, residing at 3 Manor House Drive, Dobbs Ferry, New York; HAROLD ISLON, residing at 325 East 57th Street, New York, New York; ROSALIND M. ISLON, residing at 325 East 57th Street, New York, New York; ANNA JACOB, residing at 42 Elk Street, Paterson, New Jersey; AARON JARVIS, residing at 29 Washington Square West, New York, New York; BENJAMIN A. KEELER, residing at 11 Olmstead Place, East Norwalk, Connecticut; JENNIE KOSLOW, residing at 2001 Avenue P, Brooklyn, New York; MAC LERNER, residing at 1970 East Tremont Avenue, Bronx, New York; HAROLD LEVINE, residing at 27 Highland Avenue, Great Neck, New York; WILLIAM LEVINE, residing at 754 Brady Avenue, Bronx, New York; ROSE L. LUSKIND, residing at 111-14 76th Avenue, Forest Hills, New York; GLADYS P. McCLOUGHAN, residing at Twin Palls Lane (no street number), Westport, Connecticut; JOSEPH L. McDONALD, residing at One Stuyvesant Oval, New York, New York; ELIZABETH MESMER, residing at 162 West 54th Street, New York, New York; FREDERICK MILANA, residing at 184 Berkeley Place, Brooklyn, New York; MORRIS NEWMAN, residing at 468 Suydam Street, Brooklyn, New York; BENJAMIN NORRIS, residing at 180 West 93rd Street, New York, New York; ROSE NORRIS, residing at 180 West 93rd Street, New York, New York; NELLIE M. O’BRIEN, residing at 74 Gregory Boulevard, East Norwalk, Connecticut; FLORENCE ORNSTEIN, residing at 78 85th Street, Brooklyn, New York; RAYMOND W. PETRIE, residing at Seir Hill (no street number), Wilton, Connecticut; AMY C. RANKIN, residing at 74-27 Little Neck Parkway, Floral Park, New York; DAVID STRICHARD, residing at 257 Devoe Avenue, Yonkers, New York; BERTHA TAVLIN, residing at 1395 Daytonia Road, Miami Beach, Florida; ANNA B. TENDER, residing at 8440 Harding Avenue, Miami Beach, Florida; HERBERT H. TENENBOM, residing at 4801 Lake View Drive, Miami Beach, Florida; CHARLES ULMAN, residing at 52 Lowell Street, Carteret, New Jersey; MAX VANGER, residing, at

361 East 50th Street, New York, New York; ROSE VANGER, residing at 361 East 50th Street, New, York, New York; GOTTLIEB J. WAHLERS, residing at 106 7th Street, Belleair Beach, Florida; ANNA WERTHEIM, residing at 69-79 Park Drive East, Kew Gardens Hills, New York; and FRANCES ZARSKY, residing at 91-48 88th Road, Woodhaven, New York.

W I T N E S S E T H:

WHEREAS, in accordance with the provisions of a certain mortgage Indenture, dated December 1, 1954, between WLKP Realty Corp. and Trade Bank and Trust Company, the Agent may become the owner of an undivided one-seventh (1/7) interest in the land and buildings located at 60 East 42nd Street (Lincoln Building) and 301 Madison Avenue, in the Borough of Manhattan, City, County and State of New York, which interest is herein referred to as “The Property”; and

WHEREAS, the parties wish to arrange to share the ownership of The Property, and to define their rights and obligations with respect thereto;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

FIRST: A joint venture is hereby formed which shall own The Property. It is acknowledged that the contribution of the parties to the cost of The Property, and their undivided fractional interests therein, are as set forth below opposite their respective signatures.

SECOND: The joint venture shall continue until The Property shall have been disposed of in accordance with Paragraph “Fourth” hereof.

THIRD: The record title to The Property shall remain in the name of ALVIN S. LANE, but he shall act as Agent for the joint venture in such ownership, and all profits and losses arising from the ownership of The Property shall be shared by the parties in proportion to their respective fractional interests. The Agent shall have the power to deal with The Property as though he were the sole owner thereof, subject, however, to the terms of this Agreement. Any action taken by the Agent with respect to The Property shall bind the joint venture. The Agent shall receive no compensation for acting as the representative of the parties.

FOURTH: The Agent shall not agree to sell, mortgage or transfer The Property, nor to modify any existing lease affecting the aforesaid premises, nor to make any new lease affecting the same, without the consent of the parties owning one hundred per cent (100%) of The Property.

If the consents of parties owning at least ninety per cent (90%) of The Property have been obtained, the Agent or his designee (herein called “purchaser”) shall have the absolute right to purchase the entire interest of any party who has not given such consent within ten (10) days after the mailing by the Agent of a written request therefor. The price shall be the original cost of the interest, less any capital repaid thereon, but under no circumstances shall such price be less than One Hundred Dollars ($100.00). The mailing by the purchaser, by registered mail, of a certified check for such price, at any time within ninety (90) days after such ten (10) day period, directed to such non-consenting party at his last known address, shall effect the sale and transfer to the purchaser of the interest of such party in The Property. The Agent is hereby irrevocably appointed attorney-in-fact for such party to execute any papers and to take any other action necessary to evidence such sale and transfer. The purchaser shall then accept the transfer in writing, and shall thereupon be a member of the joint venture with the same rights and liabilities as the parties hereto.

FIFTH: The Agent shall not be personally liable for any act performed in good faith, nor for anything save willful misconduct or gross negligence. The parties shall indemnify the Agent, in proportion to their interests in The Property, against any liability to which the Agent may be subjected by reason of record title to The Property being in his name.

SIXTH: (A) If the Agent shall desire to terminate his agency, or if he shall be removed as such in the manner provided below, the Agent shall, upon accounting to his successor for all funds which have previously come into his possession, be discharged from all further liability as Agent.

(B) The Agent may be removed from his capacity as such by the written direction of parties owning at least three-fourths (3/4) of The Property.

(C) In the event of the resignation, removal, death, incompetency or other disability of the Agent during the continuance of the joint venture, the following persons shall act as his successors in the order listed:

1.	Jesse Malvin, residing at 110 Harold Road,

Woodmere, New York;

2.	Bernard T. Hein, residing at 256 Broad Avenue,

Englewood, New Jersey;

3.	Frank N. Robinson, residing at Silvermine Avenue

(no street number), Norwalk, Connecticut;

4.	Sidney A. Wien, residing at 3700 North Stratford Road,

Atlanta, Georgia;

5.	Leonard A. Wien, residing at 5130 North Bay Road,

Miami Beach, Florida;

6.	Any person of full age designated in writing by parties owning at least three-fourths (3/4) of The Property.

Such successors shall have the same rights and obligations as the Agent named herein. No person shall act as Agent hereunder who shall be acting as Agent pursuant to any other agreement relating to the land and buildings described above.

(D) Simultaneously with the execution of this Agreement, the Agent shall execute a quit-claim deed covering The Property, leaving blank the name of the grantee. Upon acquisition of title to The Property by the Agent, this deed shall be deposited in escrow, together with the original copy of this Agreement, with Wien, Lane, Klein & Purcell, Esqs., 350 Fifth Avenue, New York 1, New York; and upon the appointment of a successor to the Agent, the name of such successor shall be inserted in the deed and the escrow shall be released. The successor shall thereupon similarly execute a deed for use by his successor in the same manner.

SEVENTH: The sale or transfer of the Interest of any party, otherwise than under the provisions of Paragraph “Fourth” hereof, shall not be valid unless the transferee is an individual of full age who is not shown by the instruments of transfer to be acting in a representative capacity, unless duplicate originals of appropriate written instruments evidencing such sale or transfer are delivered to the Agent for deposit with the original copy of this Agreement, and unless the transferee shall accept the transfer in writing. If the transferee complies with these requirements, he shall be a member of the joint venture with the same rights and liabilities as the transferor.

EIGHTH: Upon the death of any party hereto, the joint venture shall continue without interruption. The deceased party may designate any individual of full age to succeed him as a member of the joint venture, provided such individual is not shown by the designation to be acting in a representative capacity. Such designation shall be made in the Last Will and Testament of the deceased party or, if not so made, the executor or administrator of the deceased party shall make and deliver such designation together with such other appropriate Instruments as may be necessary to effect the transfer of the deceased party’s Interest to the-designee. Any Individual so designated shall accept such designation in writing, and shall then be a member of the joint venture with the same rights and liabilities as the deceased party.

In the event that any party dies and no successor for him is qualified within six (6) months after his death, the surviving parties may purchase the “interest of the deceased party in the joint venture and in The Property within thirty (30) days after the expiration of such six (6) months’ period, and the surviving parties shall share in such purchase in proportion to their respective fractional interests. The price shall be the original cost of the deceased party’s interest, less any capital repaid thereon, but under no circumstances shall such price be less than One Hundred Dollars ($100.00).

NINTH: Any dispute regarding this Agreement or The Property shall be determined by arbitration in the City of New York in accordance with the rules of the American Arbitration Association then in effect, and such decision shall be binding upon all of the parties.

TENTH: This Agreement shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

Name	Contribution	Fractional Interest

/s/	$10,000	1/100

/s/	60,000	6/100

/s/	30,000	3/100

/s/	30,000	3/100

/s/	30,000	3/100

/s/	20,000	2/100

/s/	20,000	2/l00

/s/	20,000	2/100

/s/	20,000	2/100

/s/	20,000	2/100

/s/	20,000	2/100

/s/	20,000	2/100

/s/	20,000	2/100

/s/	20,000	2/100

/s/	20,000	2/100

Name	Contribution	Fractional Interest

/s/	$20,000	2/100

/s/	20,000	2/100

/s/	20,000	2/100

/s/	20,000	2/100

/s/	20,000	2/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

Name	Contribution	Fractional Interest

/s/	$10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

Name	Contribution	Fractional Interest

/s/	$10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100

/s/	10,000	1/100